EX-99.28(H)(4)(I)

2nd Amended and Restated Appendix A
to the
FIRST AMENDED AND RESTATED
OPERATING EXPENSES LIMITATION AGREEMENT
BETWEEN
 INVESTMENT MANAGERS SERIES TRUST
AND
OAK RIDGE INVESTMENTS, LLC

Fund (and Class, as applicable)	Annual Operating Expense Limit	Effective Date
Oak Ridge Dividend Growth Fund
Class A	1.25%	10/01/2014
Class I	1.00%	10/01/2014

Oak Ridge Growth Opportunity Fund
Class A	1.40%	10/01/2014
Class I	1.15%	10/01/2014

Oak Ridge International Small Cap Fund
Class A	1.50%	09/30/2015
Class I	1.25%	09/30/2015

Oak Ridge Dynamic Small Cap Fund
Class A	1.40%	09/30/2015
Class I	1.15%	09/30/2015

Oak Ridge Technology Insights Fund
Class A	1.35%	06/30/2016
Class I	1.10%	06/30/2016

Oak Ridge Disciplined Growth Fund
Class A	1.20%	06/30/2016
Class I	0.95%	06/30/2016

Oak Ridge Global Equity Fund
Class A	1.40%	06/30/2016
Class I	1.15%	06/30/2016

Amended and approved by the Board on June 9, 2016.

Agreed and accepted this ______ day of June, 2016.

INVESTMENT MANAGERS SERIES TRUST		OAK RIDGE INVESTMENTS, LLC

By:		By:
Print Name:	Rita Dam	Print Name:
Title:	Treasurer	Title: